CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2004
with Report of Independent Auditors

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements

                                December 31, 2004

                         Report of Independent Auditors

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial
Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31,
2004 and 2003, and the related consolidated statements of income, stockholder's equity and cash flows for the year ended December 31, 2004 and the periods from
December 18, 2003 through December 31, 2003, and from January 1, 2003 through
December 17, 2003. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of
December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the year ended December 31, 2004 and the periods from
December 18, 2003 through December 31, 2003 and from January 1, 2003 through
December 17, 2003, in conformity with accounting principles generally accepted in the United States.

                                                  /s/ Ernst & Young LLP

New York, New York
January 24, 2005
except for note 3k as to which the date is
March 15, 2005

                                                                               1

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying predecessor basis statements of income, stockholder's equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Financial
Guaranty Insurance Company for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York
February 14, 2003

                                                                               2

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)

                                                                        DECEMBER 31
                                                                 -----------------------
                                                                    2004         2003
                                                                 ----------   ----------

ASSETS
Fixed maturity securities, at fair value (amortized cost of
   $2,921,320 in 2004 and $2,688,459 in 2003)                    $2,938,856   $2,691,922
Short-term investments, at cost, which approximates fair value      140,473       14,377
                                                                 ----------   ----------
Total investments                                                 3,079,329    2,706,299
Cash and cash equivalents                                            69,292       78,645
Accrued investment income                                            36,580       32,803
Receivable for securities sold                                           --          170
Reinsurance recoverable on losses                                     3,054        8,065
Other reinsurance receivable                                             --        5,295
Prepaid reinsurance premiums                                        109,292      123,768
Deferred policy acquisition costs                                    33,835        2,921
Receivable from related parties                                         802        9,759
Property and equipment, net of accumulated depreciation
   of $164 in 2004                                                    2,408           --
Prepaid expenses and other assets                                     7,826        6,058
Federal income taxes receivable                                          --          126
                                                                 ----------   ----------
Total assets                                                     $3,342,418   $2,973,909
                                                                 ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                             $1,043,334   $  918,882
   Loss and loss adjustment expenses                                 39,181       40,467
   Ceded reinsurance balances payable                                 3,826          114
   Accounts payable and accrued expenses                             22,874       19,238
   Obligations under capital lease                                    6,446        6,982
   Payable for securities purchased                                   5,715           --
   Current federal income taxes payable                               4,401           --
   Deferred federal income tax liability                             38,765       18,862
                                                                 ----------   ----------
Total liabilities                                                 1,164,542    1,004,545
                                                                 ----------   ----------
Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
      authorized, issued and outstanding                             15,000       15,000
   Additional paid-in capital                                     1,882,772    1,857,772
   Accumulated other comprehensive income, net of tax                15,485        2,059
   Retained earnings                                                264,619       94,533
                                                                 ----------   ----------
Total stockholder's equity                                        2,177,876    1,969,364
                                                                 ----------   ----------
Total liabilities and stockholder's equity                       $3,342,418   $2,973,909
                                                                 ==========   ==========

See accompanying notes to consolidated financial statements.

                                                                               3

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)

                                                                SUCCESSOR                     PREDECESSOR
                                                       ---------------------------   ----------------------------
                                                                       PERIOD FROM    PERIOD FROM
                                                                        DECEMBER       JANUARY
                                                                        18, 2003        1, 2003
                                                        YEAR ENDED       THROUGH        THROUGH       YEAR ENDED
                                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER  31,
                                                           2004           2003           2003            2002
                                                       ------------   ------------   ------------   -------------

Revenues:
   Gross premiums written                               $ 323,575       $12,213       $ 248,112       $232,579
   Reassumed ceded premiums                                 4,959         6,300          14,300          2,600
   Ceded premiums written                                 (14,656)          (39)        (14,852)       (29,202)
                                                        ---------       -------       ---------       --------
   Net premiums written                                   313,878        18,474         247,560        205,977
   Increase in net unearned premiums                     (138,929)       (9,892)       (105,811)       (71,080)
                                                        ---------       -------       ---------       --------
Net premiums earned                                       174,949         8,582         141,749        134,897

Net investment income                                      97,709         4,269         112,619        119,595
Net realized gains                                            559            --          31,506         68,546
Other income                                                  736            44             580          5,309
                                                        ---------       -------       ---------       --------
Total revenues                                            273,953        12,895         286,454        328,347

Expenses:
   Loss and loss adjustments expenses                       5,922           236          (6,757)           501
   Underwriting expenses                                   74,163         7,622          55,780         34,092
   Policy acquisition costs deferred                      (32,952)       (2,931)        (23,641)       (14,911)
   Amortization of deferred policy acquisition costs
                                                            2,038            10          15,563         15,261
                                                        ---------       -------       ---------       --------
Total expenses                                             49,171         4,937          40,945         34,943
                                                        ---------       -------       ---------       --------

Income before income taxes                                224,782         7,958         245,509        293,404

Income tax expense (benefit):
   Current                                                 41,773         1,191          55,772         87,203
   Deferred                                                12,923           573          (1,612)       (11,385)
                                                        ---------       -------       ---------       --------
Income tax expense                                         54,696         1,764          54,160         75,818
                                                        ---------       -------       ---------       --------

Income before extraordinary item                          170,086         6,194         191,349        217,586
Extraordinary gain                                             --        13,852              --             --
                                                        ---------       -------       ---------       --------
Net income                                              $ 170,086       $20,046       $ 191,349       $217,586
                                                        =========       =======       =========       ========

See accompanying notes to consolidated financial statements.

                                                                               4

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                                         ACCUMULATED
                                                                                            OTHER
                                                                          ADDITIONAL    COMPREHENSIVE
                                                                COMMON      PAID-IN    INCOME (LOSS),    RETAINED
                                                                 STOCK      CAPITAL      NET OF TAX       EARNINGS       TOTAL
                                                               --------   ----------   --------------   -----------   ----------

PREDECESSOR
Balance at January 1, 2002                                     $ 15,000   $  383,511      $(14,932)     $ 1,623,299   $2,006,878
   Net income                                                        --           --            --          217,586      217,586
   Other comprehensive income (loss):
      Change in fixed maturity securities available-for-sale         --           --        67,113               --       67,113
      Change in foreign currency translation adjustment              --           --        (2,682)              --       (2,682)
                                                                                                                      ----------
Total comprehensive income                                                                                               282,017
Dividend declared                                                    --           --            --         (100,000)    (100,000)
                                                               --------   ----------      --------      -----------   ----------
Balance at December 31, 2002                                     15,000      383,511        49,499        1,740,885    2,188,895
   Net income                                                        --           --            --          191,349      191,349
   Other comprehensive income (loss):
      Change in fixed maturity securities available-for-sale         --           --          (424)              --         (424)
      Change in foreign currency translation adjustment              --           --         4,267               --        4,267
                                                                                                                      ----------
Total comprehensive income                                                                                               195,192
Dividend declared                                                    --           --            --         (284,300)    (284,300)
                                                               --------   ----------      --------      -----------   ----------
Balance at December 17, 2003                                     15,000      383,511        53,342        1,647,934    2,099,787
SUCCESSOR
   Purchase accounting adjustments                                   --    1,474,261       (53,342)      (1,573,447)    (152,528)
   Net income                                                        --           --            --           20,046       20,046
   Other comprehensive income:
      Change in fixed maturity securities available-for-sale         --           --         2,059               --        2,059
                                                                                                                      ----------
Total comprehensive income                                                                                                22,105
                                                               --------   ----------      --------      -----------   ----------
Balance at December 31, 2003                                     15,000    1,857,772         2,059           94,533    1,969,364
Net income                                                           --           --            --          170,086      170,086
Other comprehensive income:
   Change in fixed maturity securities available-for-sale            --           --         9,340               --        9,340
   Change in foreign currency translation adjustment                 --           --         4,086               --        4,086
                                                                                                                      ----------
Total comprehensive income                                                                                               183,512
Capital contribution                                                 --       25,000            --               --       25,000
                                                               --------   ----------      --------      -----------   ----------
Balance at December 31, 2004                                   $ 15,000   $1,882,772      $ 15,485      $   264,619   $2,177,876
                                                               ========   ==========      ========      ===========   ==========

See accompanying notes to consolidated financial statements.

5

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                   SUCCESSOR                    PREDECESSOR
                                                          ---------------------------   ---------------------------
                                                                          PERIOD FROM    PERIOD FROM
                                                                           DECEMBER       JANUARY
                                                                           18, 2003       1, 2003
                                                           YEAR ENDED      THROUGH        THROUGH       YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER 31,
                                                            2004             2003           2003          2002
                                                          ------------   ------------   ------------   ------------

OPERATING ACTIVITIES
Net income                                                 $ 170,086       $ 20,046      $  191,349    $   217,586
Adjustments to reconcile net income to net cash
   provided by operating activities:
      Extraordinary gain                                          --        (13,852)             --             --
      Amortization of deferred policy acquisition costs        2,038             10          15,563         15,261
      Policy acquisition costs deferred                      (32,952)        (2,931)        (23,641)       (14,911)
      Net realized gains on investments                         (559)            --         (31,506)       (68,546)
      Change in unearned premiums                            124,452          2,460          86,250         70,741
      Change in loss and loss adjustment expenses             (1,286)           236          (7,644)          (987)
      Depreciation of property and equipment                     164             --              22             53
      Change in reinsurance recoverable on losses              5,011           (104)            410          1,269
      Change in prepaid reinsurance premiums                  14,476          7,432          19,725            340
      Other reinsurance receivables                            5,295         (5,295)             --             --
      Change in federal income taxes receivable                  126           (172)         (2,407)            --
      Change in receivable from related parties                8,957            (76)         (9,811)            --
      Change in accrued investment income, prepaid
         expenses and other assets                            (5,545)        (5,065)          6,292          2,769
      Change in ceded reinsurance balances and accounts
         payable and accrued expenses                          7,348          6,485           1,804         (5,867)
      Deferred federal income tax liability                   12,923            573          (1,612)       (11,385)
      Amortization of fixed maturity securities               37,013            693          21,129         12,081
      Change in current federal income taxes payable           4,401             --         (97,477)         9,748
                                                           ---------       --------      ----------    -----------
Net cash provided by operating activities                    351,948         10,440         168,446        228,152
                                                           ---------       --------      ----------    -----------
INVESTING ACTIVITIES
Sales of fixed maturity securities                           178,030          1,780       1,023,378      2,155,829
Maturities of fixed maturity securities                      106,197             --           4,725             35
Purchases of fixed maturity securities                      (547,745)            --        (877,340)    (2,478,839)
Purchases, sales, and maturities of short-term
   investments, net                                         (126,096)       (12,736)         41,504        212,127
Receivable for securities sold                                   170            538             283           (991)
Payable for securities purchased                               5,715             --          (5,333)        (9,334)
Purchase of fixed assets                                      (2,572)            --              --             --
                                                           ---------       --------      ----------    -----------
Net cash (used in) provided by investing activities         (386,301)       (10,418)        187,217       (121,173)
                                                           ---------       --------      ----------    -----------
FINANCING ACTIVITIES
Capital contribution                                          25,000             --              --             --
Dividends paid                                                    --             --        (284,300)      (100,000)
                                                           ---------       --------      ----------    -----------
Net cash provided by (used in) financing activities           25,000             --        (284,300)      (100,000)
                                                           ---------       --------      ----------    -----------
Net (decrease) increase in cash and cash equivalents          (9,353)            22          71,363          6,979
Cash and cash equivalents at beginning of period              78,645         78,623           7,260            281
                                                           ---------       --------      ----------    -----------
Cash and cash equivalents at end of period                 $  69,292       $ 78,645      $   78,623    $     7,260
                                                           =========       ========      ==========    ===========
Supplemental disclosure:
   Income taxes paid                                       $  38,200       $     --      $  156,800    $    77,500
   Interest paid                                                 905             --              --             --
                                                           =========       ========      ==========    ===========

See accompanying notes to consolidated financial statements.

                                                                               6

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2004

                             (Dollars in thousands)

1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is a wholly-owned subsidiary of FGIC Corporation (the "Parent"). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation ("GE Capital"). The Company
provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Ratings, Inc. ("Fitch"). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the
Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

During 2004, FGIC capitalized two wholly-owned subsidiaries FGIC UK Services
Ltd. and FGIC UK Ltd. FGIC UK Ltd. was licensed in November 2004 to write financial guaranty business in the United Kingdom and subsequently obtained passport rights to write this business in EU member countries. FGIC UK Services,
Ltd. will perform management services for both the UK branch and FGIC UK Ltd.

On December 18, 2003, an investor group consisting of The PMI Group, Inc.
("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P.
("CIVC"), collectively the "Investor Group", completed the acquisition (the
"Transaction") of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the
Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility with an affiliate of Bank of America Corporation. In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Senior Preferred Manditorily
Convertible Modified Stock (the "Senior Preferred Shares") with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation's common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2004 and 2003. Blackstone,
Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation's common stock, respectively, at December 31, 2004 and 2003.

                                                                               7

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York Department of Insurance (the "Department") (see Note
4).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are as follows:

A. INVESTMENTS

The Company classifies all of its fixed maturity securities as available-for-sale, which is recorded on the trade date at fair value.
Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities which have been determined to be other-than-temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

B. CASH AND CASH EQUIVALENTS

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost which approximates fair value.

                                                                               8

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C. PREMIUM REVENUE RECOGNITION

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued.
Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest outstanding. Installment premiums are collected periodically and premiums are reflected in income pro rata over the period covered by the premium payment. Unearned premiums represent the portion of premiums received that is applicable to future periods on policies in force. When an obligation insured by the Company has been refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is repaid or fully defeased prior to stated
maturing. Ceded premiums are earned in a manner consistent with the underlying policies.

D. POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs and net investment income are considered in determining the recoverability of acquisition costs.

E. LOSS AND LOSS ADJUSTMENT EXPENSES

Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which an actual payment default has occurred or when a payment default is probable.
The loss reserves that are established fall into two categories: case reserves and watch list reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are

                                                                               9

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall, net of reinsurance, between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the average maturity of the applicable bond sector. As of December 31, 2004 and
2003, discounted case-basis loss and loss adjustment expense reserves were
$15,700 and $18,900, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2004 and 4.4% in
2003. The amount of the discount at December 31, 2004 and 2003 was $2,500 and
$3,400, respectively.

The Company establishes watch list reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watch list reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watch list based on historical trends and other factors. The watch list reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of
December 31, 2004 and 2003, such reserves were $23,500 and $21,600, respectively.

The reserve for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The result of the Company's ongoing insured portfolio surveillance is to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

                                                                              10

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F. INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains and losses on available-for-sale fixed maturity securities, premium revenue recognition, deferred acquisition costs, discount on loss and loss adjustment reserves and certain loss reserves, alternative minimum tax (AMT) credit carry forwards and profit commission. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the change.

Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 4). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. Government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

G. PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements, which are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter.
Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

H. GOODWILL

Effective January 1, 2002, FGIC Corporation adopted Statement of Financial
Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142").
Under SFAS 142, goodwill is no longer amortized but rather is tested for impairment at least annually.

                                                                              11

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2004

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In accounting for the Transaction in 2003, the Company has applied purchase accounting as prescribed by Statement of Financial accounting Standards No. 141,
Business Combinations ("SFAS 141") and Securities and Exchange Commission Staff
Accounting Bulletin 54. Under this accounting method, the purchase price has been pushed down into the accompanying financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141 the Company reduced the value assigned to non-financial assets, the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income. In 1989, when FGIC Corporation was acquired by
GE Capital, FGIC Corporation did not push down the purchase price and related goodwill to the Company.

As a result of the purchase accounting effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Consolidated
Statements of Income, Stockholder's Equity and Cash Flows.

I. FOREIGN CURRENCY TRANSLATION

The Company has an established foreign branch and two wholly-owned subsidiaries in the United Kingdom and insured exposure from a former branch in France and determined that the functional currencies of these entities are their local currencies. Accordingly, the assets and liabilities of these foreign entities are translated into U.S. dollars at the rates of exchange existing at December
31, 2004 and 2003 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain at December 31, 2004 and 2003 was $4,086 and $0, respectively, net of tax expense of $2,200 and $0, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statement of stockholders' equity.

                                                                              12

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J. VARIABLE INTEREST ENTITIES

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which the Company adopted on July 1,
2003. FIN 46's consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by FIN 46. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At December 31,
2004, the Company had $4,910 of gross principal outstanding related to insurance contracts issued to commercial paper conduits--variable interest entities under
FIN 46--which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the municipal finance and structured finance transactions insured, the Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts. These Trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts (see
Note 13).

                                                                              13

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

K. REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The Securities and Exchange Commission ("SEC") staff has recently reviewed the accounting practices for loss reserves of publicly held financial guaranty industry companies and the Financial Accounting Standards Board ("FASB") staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry.
When the FASB or the SEC reaches a conclusion on this issue, the Company along with other companies in the financial guaranty industry may be required to change certain aspects of the accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is in its early stages and it is not possible to predict the impact, if any, this review, or one by the SEC, may have on the Company's accounting practices.

4. STATUTORY ACCOUNTING PRACTICES

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by the
Department. The National Association of Insurance Commissioners ("NAIC")
approved the codification project ("Codification") effective January 1, 2001 and the Department adopted certain but not all provisions of Codification.

The following are the significant differences between the Company's statutory-basis accounting practices and GAAP:

     (a)  premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total principal and interest outstanding at any point in time under GAAP;

     (b)  policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned under GAAP;

     (c)  a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve loss is established based on an ultimate estimate of potential claim payments;

     (d)  certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

                                                                              14

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

4. STATUTORY ACCOUNTING PRACTICES (CONTINUED)

     (e)  deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carry backs for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted.
          Deferred taxes do not include amounts for state income taxes. Under
          GAAP, state income taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

     (f)  purchases of tax and loss bonds are reflected as admitted assets;
          while under GAAP they are recorded as federal income tax payments;

     (g)  all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under
          GAAP;

     (h)  profit commissions are recognized as received while under GAAP management's best estimate of the Company's ultimate recoverable is accrued;

     (i)  case loss reserves are generally discounted at the average investment portfolio yield for statutory purposes and at the risk-free rate under
          GAAP; and

     (j)  for statutory reporting, the financial statements for FGIC are prepared on a stand alone basis, and not consolidated with its two wholly-owned subsidiaries.

Statutory-basis surplus of the Company at December 31, 2004 and 2003 was
$1,172,600 and $1,153,500, respectively. Statutory-basis net income (loss) for the year ended December 31, 2004, for the period from December 18, 2003 through
December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $144,100 ($1,669), $180,091, and $205,476,
respectively.

5. INVESTMENTS

Investments in fixed maturity securities carried at fair value of $4,049 and
$3,900 as of December 31, 2004 and 2003, respectively, were on deposit with various regulatory authorities as required by law.

                                                                              15

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

5. INVESTMENTS (CONTINUED)

The amortized cost and fair values of investments in fixed maturity securities classified as available-for-sale are as follows:

                                                                      GROSS       GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED
                                                         COST         GAINS       LOSSES     FAIR VALUE
                                                      ----------   ----------   ----------   ----------

AT DECEMBER 31, 2004:
   Obligations of states and political subdivisions   $2,461,087     $19,569      $3,090     $2,477,566
   Asset and mortgage backed                             214,895       1,267         695        215,467
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies               131,771         559         943        131,387
   Corporate bonds                                        54,655         663         236         55,082
   Debt securities issued by foreign governments          39,713         176          21         39,868
   Preferred stock                                        19,199         311          24         19,486
                                                      ----------     -------      ------     ----------
   Total                                              $2,921,320     $22,545      $5,009     $2,938,856
                                                      ==========     =======      ======     ==========

AT DECEMBER 31, 2003:
   Obligations of states and political subdivisions   $2,363,870     $ 3,098      $  538     $2,366,430
   Asset and mortgage backed                             245,394         630         394        245,630
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                 4,280          --          35          4,245
   Debt securities issued by foreign governments          44,405         737          --         45,142
   Preferred stock                                        30,510          14          49         30,475
                                                      ----------     -------      ------     ----------
   Total                                              $2,688,459     $ 4,479      $1,016     $2,691,922
                                                      ==========     =======      ======     ==========

The following table shows gross unrealized losses and fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at
December 31, 2004:

                                                                              16

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

5. INVESTMENTS (CONTINUED)

                                                     LESS THAN 12 MONTHS       12 MONTHS OR MORE           TOTAL
                                                   -----------------------   -------------------   -----------------------
                                                                UNREALIZED    FAIR    UNREALIZED                UNREALIZED
                                                   FAIR VALUE     LOSSES      VALUE     LOSSES     FAIR VALUE     LOSSES
                                                   ----------   ----------   ------   ----------   ----------   ----------

Obligations of states and political subdivisions   $  906,256     $3,075     $1,806      $15       $  908,062     $3,090
Asset and mortgage backed                             100,533        651      3,457       44          103,990        695
U.S. Treasury securities and obligations of U.S.
   government corporations and agencies                83,137        943         --       --           83,137        943
Other                                                  44,092        257         --       --           44,092        257
Preferred stock                                        13,474         24         --       --           13,474         24
                                                   ----------     ------     ------      ---       ----------     ------
Total temporarily impaired securities              $1,147,492     $4,950     $5,263      $59       $1,152,755     $5,009
                                                   ==========     ======     ======      ===       ==========     ======

The unrealized losses in the Company's investments were caused by interest rate increases. The Company evaluated the credit rating of these securities and noted
no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2004.

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2004, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          AMORTIZED      FAIR
                                                            COST         VALUE
                                                         ----------   ----------
Due one year later or less                               $    3,975   $    3,861
Due after one year through five years                       352,336      351,044
Due after five years through ten years                    1,293,744    1,297,091
After ten years                                           1,271,265    1,286,860
                                                         ----------   ----------
Total                                                    $2,921,320   $2,938,856
                                                         ==========   ==========

For the year ended December 31, 2004, for the periods from December 18, 2003 through December 31, 2003, January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, proceeds from sales of available-for-sale securities were $178,030,

                                                                              17

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

5. INVESTMENTS (CONTINUED)

$1,780, $1,023,378, and $2,155,829, respectively. For the year ended December
31, 2004, for the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, gross gains of $1,900, $31,700 and $68,600, respectively, and gross losses of $1,300, $200 and $100, respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources:

                                                  SUCCESSOR                    PREDECESSOR
                                        ---------------------------   ---------------------------
                                                       PERIOD FROM     PERIOD FROM
                                                         DECEMBER       JANUARY
                                                         18, 2003        1, 2003
                                         YEAR ENDED      THROUGH        THROUGH       YEAR ENDED
                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER 31,
                                            2004           2003           2003           2002
                                        ------------   ------------   ------------   ------------

Income from fixed maturity securities      $97,720         $4,294       $111,075       $113,108
Income from short-term investments           1,450             12          2,326          7,485
                                           -------         ------       --------       --------
Total investment income                     99,170          4,306        113,401        120,593
Investment expenses                         (1,461)           (37)          (782)          (998)
                                           -------         ------       --------       --------
Net investment income                      $97,709         $4,269       $112,619       $119,595
                                           =======         ======       ========       ========

As of December 31, 2004, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                             FAIR VALUE
                             ----------
New York                     $  290,353
Florida                         218,870
Texas                           209,802
New Jersey                      170,866
Illinois                        152,995
California                      102,880
Michigan                        102,532
Massachusetts                   101,340
Pennsylvania                     97,516
Maryland                         97,136
                             ----------
                              1,544,290
All other states                972,869
All other investments           562,170
                             ----------
                             $3,079,329
                             ==========

                                                                              18

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

6. INCOME TAXES

For the 2003 period ending on the closing date of the Transaction, the Company filed its federal tax return as part of the consolidated return of GE Capital.
Under the tax sharing agreement with GE Capital, tax is allocated to the Company based upon its respective contributions to consolidated net income. For the period subsequent to the closing date of the sale transaction, the Company filed its own consolidated federal return with FGIC Corporation.

The Company's effective federal income tax rate is less than the corporate tax rate on ordinary income of 35%, primarily due to tax-exempt interest on municipal investments.

The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes:

                                                     SUCCESSOR                      PREDECESSOR
                                            ---------------------------   ---------------------------
                                                            PERIOD FROM    PERIOD FROM
                                                             DECEMBER        JANUARY
                                                             18, 2003        1, 2003
                                             YEAR ENDED       THROUGH        THROUGH      YEAR ENDED
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER 31,
                                                2004           2003           2003            2002
                                            ------------   ------------   ---------------------------

Income taxes computed on income before
   provision for Federal income taxes, at
   the statutory rate                         $ 78,674        $2,785        $ 85,928       $102,691
Tax effect of:
   Tax-exempt interest                         (28,015)         (979)        (26,112)       (26,788)
   Other, net                                    4,037           (42)         (5,656)           (85)
                                              --------        ------        --------       --------
Provision for income taxes                    $ 54,696        $1,764        $ 54,160       $ 75,818
                                              ========        ======        ========       ========

                                                                              19

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

6. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2004 and 2003 are presented below:

                                                      2004      2003
                                                    -------   -------
Deferred tax assets:
   Loss and loss adjustment expense reserves        $ 7,472   $ 6,026
   AMT credit carryforward                               --       276
   Property and equipment                                55        --
   Deferred compensation                                623       221
   Premium revenue recognition                           --     1,129
   Capital lease                                      2,539     2,444
   Net operating loss                                    --     4,690
   Other                                                233       426
                                                    -------   -------
Total gross deferred tax assets                      10,922    15,212
                                                    -------   -------

Deferred tax liabilities:
   Unrealized gains on fixed maturity securities,
      available-for-sale                             29,156    29,462
   Deferred acquisition costs                        11,842     1,022
   Premium revenue recognition                        3,076        --
   Profit commission                                  2,343     2,108
   Foreign currency                                   3,117       916
   Other                                                153       566
                                                    -------   -------
Total gross deferred tax liabilities                 49,687    34,074
                                                    -------   -------
Net deferred tax liability                          $38,765   $18,862
                                                    =======   =======

The Company's 2003 net operating loss carry forwards of $13,400 was completely utilized in 2004. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2004 and 2003. In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

                                                                              20

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

7. REINSURANCE

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies insured by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer to cover costs of underwriting and acquiring the business.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk and to reduce capital needs.
The Company currently arranges reinsurance on only a facultative (transaction by transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements primarily for public finance business that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even in cases where reinsurers fail to perform their obligations under the various reinsurance agreements. The Company regularly monitors the financial condition of its reinsurers. Under most of the
Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a significant ratings downgrade of the reinsurer or the occurrence of certain other special cancellation events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, a number of the Company's reinsurers have been downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under the rating agency capital adequacy models because the Company must allocate additional capital to the related reinsured exposure. The Company still receives statutory credit for this reinsurance.

In connection with such a downgrade, the Company reassumed $4,959, $6,300,
$14,300, and $2,600, of ceded premiums for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002, respectively, from the reinsurers.

The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $56,700 at December 31, 2004 that can be drawn on in the event of default by the reinsurer.

                                                                              21

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

7. REINSURANCE (CONTINUED)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

                                              SUCCESSOR                     PREDECESSOR
                                    ---------------------------   ---------------------------
                                                    PERIOD FROM    PERIOD FROM
                                                     DECEMBER        JANUARY
                                                     18, 2003        1, 2003
                                     YEAR ENDED       THROUGH        THROUGH      YEAR ENDED
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER 31,
                                        2004           2003           2003           2002
                                    ------------   ------------   ------------   ------------

Net premiums earned                   $24,173         $1,236         $20,300        $27,000
Loss and loss adjustment expenses
                                       (4,759)            --           1,700            800

8. LOSS AND LOSS ADJUSTMENT EXPENSES

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

                                          SUCCESSOR                      PREDECESSOR
                                 ---------------------------   ---------------------------
                                                 PERIOD FROM    PERIOD FROM
                                                  DECEMBER        JANUARY
                                                  18, 2003        1, 2003
                                  YEAR ENDED       THROUGH       THROUGH       YEAR ENDED
                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 17,   DECEMBER 31,
                                     2004           2003           2003           2002
                                 ------------   ------------   ------------   ------------

Balance at beginning of period     $40,467        $40,224        $ 47,868       $ 48,855
Less reinsurance recoverable        (8,065)        (8,058)         (8,371)        (9,640)
                                   -------        -------        --------       --------
Net balance                         32,402         32,166          39,497         39,215
                                   -------        -------        --------       --------
Incurred related to:
   Current period                   11,756             --          20,843         13,378
   Prior periods                    (5,834)           236         (27,600)       (12,877)
                                   -------        -------        --------       --------
Total incurred                       5,922            236          (6,757)           501
                                   -------        -------        --------       --------

Paid related to:
   Current period                       --             --              --             --
   Prior periods                    (2,197)            --            (574)          (219)
                                   -------        -------        --------       --------
Total paid                          (2,197)            --            (574)          (219)
                                   -------        -------        --------       --------

Net balance                         36,127         32,402          32,166         39,497
Plus reinsurance recoverable         3,054          8,065           8,058          8,371
                                   -------        -------        --------       --------
Balance at end of period           $39,181        $40,467        $ 40,224       $ 47,868
                                   =======        =======        ========       ========

                                                                              22

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

8. LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

During the year ended December 31, 2004, current year case reserves increased related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in case reserves was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer.
In 2002, there was adverse development on such transactions and a determination was made by management that several other transactions related to that issuer also required case reserves. Prior to the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company's insured Mortgage Backed Securities portfolio.

9. RELATED PARTY TRANSACTIONS

Prior to the Transaction, the Company had various agreements with subsidiaries of General Electric Company and GE Capital. These business transactions included certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. Approximately $179, $1,600 and $2,200 in expenses were incurred during the year ended December 31, 2004, in the period from January 1, 2003 through
December 17, 2003 and for the year ended December 31, 2002, respectively, related to such transactions and are reflected in the accompanying consolidated financial statements.

As part of the Transaction, the Company entered into a transitional services agreement with GE Capital to provide certain administrative and support services in exchange for certain scheduled fees during the 12 months following the date of the agreement. The Company transferred investment management services at the end of the first quarter of 2004 to Blackrock Financial Management, Inc. and
Wellington Management Company, LLP from GE Capital.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 15).

                                                                              23

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

9. RELATED PARTY TRANSACTIONS (CONTINUED)

In connection with the Transaction, the Company entered into the $300,000 Soft
Capital Facility with GE Capital as lender and administrative agent. The Soft
Capital Facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. In exchange for this commitment, the Company paid a commitment fee which in the first year was 0.65% of the then outstanding commitment at each quarter end. This agreement was terminated by the Company on July 22, 2004 and was replaced by a new soft capital facility, "Money Market Committed Preferred Custodial Trust Securities"
("CPS Securities") (see Note 13).

The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $6, $20, and $50 for the year ended December 31, 2004, for the period from January 1, 2003 through December 18, 2003, and the year ended
December 31, 2002, respectively. As of December 31, 2004, par outstanding on these deals before reinsurance was $3,866. These issues sponsored by affiliates of GE total approximately 1% of gross premiums written in 2003 and 2002.

The Company, in the normal course of operations, has entered into transactions with PMI affiliated companies.

As of December 31, 2004 and 2003, receivables from related parties of $0 and
$9,877, respectively, are due from GE Capital and its affiliates.

10. COMPENSATION PLANS

All employees of the Company participate in the incentive compensation and deferred compensation plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $15,493, $3,996, $10,087 and $3,800 for the year ended December 31, 2004, the period from December 18, 2003 through December 31,
2003, the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, respectively, and are reflected in the accompanying financial statements. During 2004, compensation increased primarily due to an increase in employee headcount Also, during 2003 and 2002, compensation for certain employees was part of an allocation of expenses

                                                                              24

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

10. COMPENSATION PLANS (CONTINUED)

from affiliates and were recorded as an allocated expense rather than compensation expense. In 2004, these expenses were directly recorded by the
Company. The increase in 2003 is driven by Transaction related costs which include retention bonuses and sign-on bonuses to new hires post-acquisition.

The Company offers a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis up to $13 for those employees who are under 50. Employees 50 and older are allowed to make a "catch up"
contribution of an additional $3 for 2004 under the current IRS code. The
Company may make discretionary contributions to the plan on behalf of employees.
The Company contributed $2,532 to the plan on behalf of employees for the year ended December 31, 2004.

11. DIVIDENDS

Under New York insurance law, the Company may pay a dividend to FGIC Corporation only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State
Superintendent of Insurance. In connection with the Transaction, FGIC
Corporation agreed that no dividends were to be paid by the Company until
December 18, 2005, without prior approval of the New York State Insurance
Department.

During the year ended December 31, 2004, and the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003 and for the year ended
December 31, 2002 the Company declared and paid dividends to FGIC Corporation of
$284,300 and $100,000 respectively. These dividends declared were approved by the New York State Superintendent of Insurance.

                                                                              25

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

12. REVOLVING CREDIT FACILITY

FGIC Corporation, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility with a maturity of 364 days from the closing of the revolving credit facility. The revolving credit facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, no draws were made on the revolving credit facility.

13. PREFERRED TRUST SECURITIES

On July 19, 2004, the Company closed a new $300,000 facility, consisting of
Money Market Committed Preferred Custodial Trust Securities ("CPS Securities").
This facility replaces a $300,000 "Soft Capital" facility previously provided by
GE Capital. Each of six separate and newly organized Delaware trusts (the
"Trusts"), issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities (the "Eligible Assets") and held in the respective trust.
Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trust at the Company's discretion, to purchase the perpetual
Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts the Company incurred $4,638 of expenses which is included in underwriting expenses for the year ended December
31, 2004. During the year ended December 31, 2004, the Company recorded $905 included in underwriting expenses, for the right to put its shares to the trusts. These trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the trusts.

14. FINANCIAL INSTRUMENTS

(a)  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

                                                                              26

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

14. FINANCIAL INSTRUMENTS (CONTINUED)

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities are included in the consolidated balance sheets and in Note 5.

     Short-term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and
     Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances
     Payable, Accounts Payable and Accrued Expenses and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at
     December 31, 2004 and 2003 are as follows:

                                                   2004                      2003
                                         -----------------------   -----------------------
                                          CARRYING       FAIR       CARRYING       FAIR
                                           AMOUNT        VALUE       AMOUNT        VALUE
                                         ----------   ----------   ----------   ----------

Financial assets:
   Cash on hand and in-demand accounts   $   69,292   $   69,292   $   78,645   $   78,645
   Short-term investments                   140,473      140,473       14,377       14,377
   Fixed maturity securities              2,938,856    2,938,856    2,691,922    2,691,922

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties is $965,992 compared to a carrying value of $936,334 as of December 31, 2004 and is $830,881 compared to a carrying value of $824,595 as of December 31, 2003.

                                                                              27

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

14. FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2004 and 2003, the net present value of future installment premiums was approximately $192,000 and $111,200, respectively, discounted at 5% at December 31, 2004 and 2003.

(b)  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The
     Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or over-collateralization.

          In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company.
          The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

          As of December 31, 2004, the Company's total outstanding bond principal insured was $236,777,000, net of reinsurance of $24,394,000.
          The Company's insured portfolio as of December 31, 2004 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal outstanding, net of reinsurance.

                                                                              28

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

14. FINANCIAL INSTRUMENTS (CONTINUED)

As of December 31, 2004, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                                                   NET PRINCIPAL
                                                                     OUTSTANDING
                                                                   -------------
Municipal:
   Tax supported                                                    $130,710,700
   Water & sewer                                                      31,472,300
   Healthcare                                                          1,721,900
   Transportation                                                     23,714,800
   Education                                                          10,058,300
   Housing                                                               377,400
   Other                                                               4,680,700
Non-municipal and international                                       34,040,700
                                                                    ------------
Total                                                               $236,776,800
                                                                    ============

As of December 31, 2004, the composition of principal insured ceded to reinsurers was as follows:

                                                                 CEDED PRINCIPAL
                                                                     OUTSTANDING
                                                                 ---------------
Reinsurer:
   Radian Reinsurance Company                                      $ 8,230,000
   Ace Guaranty Inc.                                                 7,948,000
   American Re-Insurance Company                                     2,716,000
   RAM Reinsurance Company                                           2,192,000
   Other                                                             3,308,000
                                                                   -----------
Total                                                              $24,394,000
                                                                   ===========

                                                                              29

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

14. FINANCIAL INSTRUMENTS (CONTINUED)

The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

The Company's gross and net principle and interest outstanding was $425,600,000 and $382,800,000, respectively, as of December 31, 2004.

The Company is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and in the United Kingdom. Principal exposure outstanding at December 31, 2004 by state, net of reinsurance, was as follows:

                            NET PRINCIPAL
                             OUTSTANDING
                            -------------
California                   $ 28,244,400
New York                       19,714,800
Florida                        15,825,300
Pennsylvania                   15,625,200
Illinois                       13,583,400
Texas                          11,197,000
New Jersey                     10,792,600
Michigan                        7,984,500
Ohio                            6,897,700
Washington                      6,061,800
Subtotal                      135,926,700
Other states                   66,809,400
Mortgage and asset backed      33,729,700
International                     311,000
                             ------------
Total                        $236,776,800
                             ============

                                                                              30

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

15. COMMITMENTS

The Company leases office space under operating lease agreements in the United
States and the United Kingdom. Rent expense under the operating lease for the year ended December 31, 2004, for the periods from December 18, 2003 through
December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $3,070, $90, $3,210, and $4,300, respectively.
Future payments associated with these leases are as follows:

                                       OPERATING LEASE
                                         COMMITMENTS
                                            AMOUNT
                                       ---------------
Year ending December 31:
   2005                                    $ 2,435
   2006                                      2,537
   2007                                      2,537
   2008                                      1,668
   2009                                        452
   2010 and thereafter                       2,094
                                           -------
Total minimum future rental payments       $11,723
                                           =======

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE), covering leasehold improvements and computer equipment to be used at its home office. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

                                          CAPITAL LEASE
                                           COMMITMENTS
                                              AMOUNT
                                          -------------
Year ending December 31:
   2005                                       $2,521
   2006                                        1,570
   2007                                        1,545
   2008                                        1,390
Thereafter                                       265
                                              ------
Total                                          7,291
Less interest                                    845
                                              ------
Present value of minimum lease payments       $6,446
                                              ======

                                                                              31

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

16. COMPREHENSIVE INCOME

Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, period from
January 1, 2003 through December 17, 2003 and the year ended December 31, 2002 are as follows:

                                                   YEAR ENDED DECEMBER 31, 2004
                                                   ----------------------------
                                                    BEFORE              NET OF
                                                     TAX                 TAX
                                                    AMOUNT     TAX      AMOUNT
                                                   -------   -------   -------
Unrealized holding gains arising during the year   $14,928   $(5,225)  $ 9,703
Less reclassification adjustment for gains
   realized in net income                             (559)      196      (363)
                                                   -------   -------   -------
Unrealized gains on investments                     14,369    (5,029)    9,340
Foreign currency translation adjustment              6,286    (2,200)    4,086
                                                   -------   -------   -------
Total other comprehensive income                   $20,655   $(7,229)  $13,426
                                                   =======   =======   =======

                                              PERIOD FROM DECEMBER 18, 2003
                                                 THOUGH DECEMBER 31, 2003
                                              -----------------------------
                                                BEFORE             NET OF
                                                  TAX                TAX
                                                AMOUNT     TAX     AMOUNT
                                                ------   -------   ------
Unrealized holding gains arising during the
   period                                       $3,168   $(1,109)  $2,059
Less reclassification adjustment for gains
   realized in net income                           --        --       --
                                                ------   -------   ------
Unrealized gains on investments                  3,168    (1,109)   2,059
                                                ------   -------   ------
Total other comprehensive income                $3,168   $(1,109)  $2,059
                                                ======   =======   ======

                                                                              32

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                             (Dollars in thousands)

16. COMPREHENSIVE INCOME (CONTINUED)

                                                        PERIOD FROM JANUARY 1, 2003
                                                         THROUGH DECEMBER 17, 2003
                                                      -------------------------------
                                                        BEFORE                NET OF
                                                         TAX                    TAX
                                                        AMOUNT       TAX      AMOUNT
                                                      ---------   --------   --------

Unrealized holding gains arising during the period    $ 30,853    $(10,798)  $ 20,055
Less reclassification adjustment for gains realized
   in net income                                       (31,506)     11,027    (20,479)
                                                      --------    --------   --------
Unrealized losses on investments                          (653)        229       (424)
Foreign currency translation adjustment                  6,565      (2,298)     4,267
                                                      --------    --------   --------
Total other comprehensive income                      $  5,912    $ (2,069)  $  3,843
                                                      ========    ========   ========

                                                        YEAR ENDED DECEMBER 31, 2002
                                                      -------------------------------
                                                         BEFORE               NET OF
                                                          TAX                   TAX
                                                         AMOUNT      TAX      AMOUNT
                                                      -------------------------------

Unrealized holding gains arising during the year      $171,797    $(60,129)  $111,668
Less reclassification adjustment for gains realized
   in net income                                       (68,546)     23,991    (44,555)
                                                      --------    --------   --------
Unrealized gains on investments                        103,251     (36,138)    67,113
Foreign currency translation adjustment                 (4,127)      1,445     (2,682)
                                                      --------    --------   --------
Total other comprehensive income                      $ 99,124    $(34,693)  $ 64,431
                                                      ========    ========   ========

                                                                              33